Exhibit 24-b

                                     POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

          THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the sale of additional shares of the Corporation's Common Stock, and

         WHEREAS, each of the undersigned is a director of the Corporation;

          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., Randall L. Stephenson, James D. Ellis, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of San Antonio and State of Texas, the attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 18th day of November 2005.



/s/ Gilbert F. Amelio                                /s/ August A. Busch III
Gilbert F. Amelio                                    August A. Busch III
Director                                             Director


/s/ Martin K. Eby, Jr.                               /s/ James A Henderson
Martin K. Eby, Jr.                                   James A. Henderson
Director                                             Director


/s/ Charles F. Knight                                /s/ Lynn M. Martin
Charles F. Knight                                    Lynn M. Martin
Director                                             Director



/s/ John B. McCoy                                    /s/ Mary S. Metz
John B. McCoy                                        Mary S. Metz
Director                                             Director


/s/ Toni Rembe                                       /s/ S. Donley Ritchey
Toni Rembe                                           S. Donley Ritchey
Director                                             Director


/s/ Joyce M. Roche                                   /s/ Patricia P. Upton
Joyce M. Roche                                       Patricia P. Upton
Director                                             Director